Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements of WageWorks, Inc. and the ADP COBRA/CHSA Business

Pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of November 1, 2016 (the “APA”), by and among WageWorks, Inc., a Delaware corporation (the “Company”), on the one hand, and ADP, LLC, a Delaware limited liability company (“ADP LLC”), and ADP Benefit Services KY, Inc., a Kentucky corporation (“ADP Benefit Services” and, together with ADP LLC, “ADP”), on the other hand, the Company has purchased certain of ADP’s assets (excluding client contracts, among other assets), and has assumed certain of ADP’s liabilities, in each case, relating to ADP’s (i) Consumer Health & Spending Accounts (CHSA) business (consisting of the flexible spending accounts (FSA), health reimbursement arrangements (HRA), health spending accounts (HSA), tuition reimbursement, and commuter services businesses) (the “CHSA Business”), and (ii) COBRA business (consisting of the COBRA and direct bill businesses) (the “COBRA Business” and, the COBRA Business together with the CHSA Business, the “Business”), in each case, subject to the terms and conditions of the APA (including, but not limited to, certain exclusions in respect of specific assets and liabilities relating to the Business) (the “Transaction”).

As consideration for the Transaction, ADP received approximately $235 million in cash.

In connection with the closing of the Transaction on November 28, 2016, and as part of the transactions contemplated by the APA, the Company and ADP entered into a Subcontracting Agreement, a Referral Agreement, a Transition Services Agreement, an Intellectual Property Licensing Agreement, and certain other ancillary agreements. Under the Subcontracting Agreement, the Company will service the client contracts of the Business that are retained by ADP, in each case, generally on a pass-through basis. Under the Referral Agreement, the Company and ADP have entered into a strategic relationship under which ADP may introduce new clients to the Company and its services. Under the Transition Services Agreement, ADP will provide the Company with certain services during a transitional period to assist the Company in operating the Business. Under the Intellectual Property Licensing Agreement, the Company will receive licenses to certain intellectual property from ADP.

The unaudited pro forma condensed combined financial statements set forth below have been presented for informational purposes only. The pro forma data is not necessarily indicative of, or intended to represent, what the combined Company’s results of income actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results of the combined Company. These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s historical unaudited financial statements included in its Quarterly Report on Form 10-Q for the nine month period ended September 30, 2016, filed with the Securities and Exchange Commission (“the SEC”) and ADP COBRA/CHSA Business’ historical abbreviated financial statements as attached thereto in Exhibit 99.1 and Exhibit 99.2.

WAGEWORKS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(In thousands, except per share amounts)

			Note 5
	Historical				Pro Forma
	WageWorks	COBRA/CHSA Business	Pro Forma Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	666,634	854	(64,065)	1, 2, 5	603,423
Restricted cash	332				332
Accounts receivable, net	85,135				85,135
Prepaid expenses and other current assets	21,258	240			21,498

Total current assets	773,359	1,094	(64,065)		710,388
Property and equipment, net	55,451	7			55,458
Goodwill	157,109		140,300	3	297,409
Acquired intangible assets, net	86,426	2,687	92,013	4	181,126
Deferred tax assets	10,261				10,261
Other assets	4,497				4,497

Total assets	1,087,103	3,788	168,248		1,259,139

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	69,177	1,094	1,035	2	71,306
Customer obligations	549,316	—			549,316
Short-term contingent consideration	—	—			—
Other current liabilities	359	—			359

Total current liabilities	618,852	1,094	1,035		620,981
Long-term debt	78,907	—	169,900	5	248,807
Other non-current liabilities	9,626	—			9,626

Total liabilities	707,385	1,094	170,935		879,414

Stockholders’ Equity:
Common stock, $0.001 par value (authorized 1,000,000 shares; 36,055 shares issued and 36,636 shares outstanding at September 30, 2016)	38	—			38
Additional paid-in capital	380,741	—			380,741
Treasury stock at cost (345 shares at September 30, 2016)	(14,374)	—			(14,374)
Retained Earnings/Net Assets	13,313	2,694	(2,687)	4	13,320

Total stockholders’ equity	379,718	2,694	(2,687)		379,725

Total liabilities and stockholders’ equity	1,087,103	3,788	168,248		1,259,139

WAGEWORKS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(in thousands, except per share amounts)

			Note 5
	WageWorks	ADP COBRA/CHSA Business	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Healthcare	146,918	66,404	—		213,322
Commuter	52,339	—	—		52,339
COBRA	51,955	28,805	—		80,760
Other	12,439	—	—		12,439

Total revenues	263,651	95,209	—		358,860

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	90,237	53,809	—		144,046
Technology and development	32,656	6,805	—		39,461
Sales, marketing, general and administrative	90,192	9,024	(114)	B	99,102
Amortization and change in contingent consideration	26,084	563	6,780	A	33,427
Employee termination and other charges	475	—	—		475

Total operating expenses	239,644	70,201	6,666		316,511

Income from operations	24,007	25,008	(6,666)		42,349
Other income (expense):
Interest income	300	—	—		300
Interest expense	(1,279)	—	(2,300)	C	(3,579)
Other income (expense)	24	—	—		24

Income before income taxes	23,052	25,008	(8,966)		39,094
Income tax provision	(8,509)		(5,921)	D	(14,430)

Net income	14,543	25,008	(14,887)		24,664

Net income per share:
Basic	0.40				0.68
Diluted	0.39				0.67
Shares used in computing net income per share:
Basic	36,312				36,312
Diluted	37,078				37,078

WAGEWORKS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share amounts)

			Note 5
	Wageworks	ADP COBRA/CHSA Business	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Healthcare	176,573	92,093	—		268,666
Commuter	63,895	—	—		63,895
COBRA	51,299	39,869	—		91,168
Other	42,549	—	—		42,549

Total revenues	334,316	131,962	—		466,278

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	117,170	70,235	—		187,405
Technology and development	43,041	8,706	—		51,747
Sales, marketing, general and administrative	104,633	12,580	—		117,213
Amortization and change in contingent consideration	27,618	833	8,957	A	37,408
Employee termination and other charges	1,913	—	—		1,913

Total operating expenses	294,375	92,354	8,957		395,686

Income from operations	39,941	39,608	(8,957)		70,592
Other income (expense):			—
Interest income	153		—		153
Interest expense	(1,925)		(3,075)	C	(5,000)
Other income (expense)	(182)		—		(182)

Income before income taxes	37,987	39,608	(12,032)		65,563
Income tax provision	(15,037)		(10,916)	D	(25,953)

Net income	22,950	39,608	(22,948)		39,610

Net income per share:
Basic	0.64				1.11
Diluted	0.63				1.08
Shares used in computing net income per share:
Basic	35,784				35,784
Diluted	36,595				36,595

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF TRANSACTION

On November 28, 2016, the Company completed its acquisition of the Business with a consideration of approximately $235 million in cash. In connection with the Transaction, the Company borrowed $169.9 million against its $250.0 million revolving credit facility which had a maturity date of June 5, 2020.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined statement of income of the Company and the ADP COBRA/CHSA Business for the year ended December 31, 2015 and for the nine months ended September 30, 2016 are presented as if the acquisition had closed on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the acquisition had closed as of September 30, 2016. The unaudited pro forma combined statement of income for the year ended December 31, 2015 and the nine month period ended September 30, 2016 and the unaudited pro forma combined balance sheet as of September 30, 2016 were prepared utilizing historical audited abbreviated financial statements of the ADP COBRA/CHSA Business for the three years ended June 30, 2016, and unaudited abbreviated financial statements of the ADP COBRA/CHSA Business for the three months ended September 30, 2016 as well as additional unaudited quarterly information of the ADP COBRA/CHSA Business as discussed below.

The following unaudited pro forma condensed combined financial statements are presented to give effect to the acquisition of the ADP COBRA/CHSA Business by the Company. The pro forma information was prepared based on the historical financial statements and related notes of the Business and the Company, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the combined company.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with the Company treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by the Company to complete the acquisition was allocated to the assets acquired and liabilities assumed from the ADP COBRA/CHSA Business based upon their estimated fair values on the closing date of the acquisition. The Company has completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from the ADP COBRA/CHSA Business, based on the actual net tangible and intangible assets and liabilities of the ADP COBRA/CHSA Business that existed as of the closing date, and the related allocations of purchase price.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma data does not purport to represent what the combined Company’s results of operations actually would have been had the acquisition been completed as of the dates indicated, nor is it indicative of future operating results of the combined Company.

The Company’s year-end is December 31, while the ADP COBRA/CHSA Business’ fiscal year end was June 30. Accordingly, the Company has aligned the ADP COBRA/CHSA Business’ reporting period to the Company’s reporting period. All unaudited pro forma condensed combined financial statements have been aligned to use the Company’s reporting period dates for the year ended December 31, 2015 and the nine months ended September 30, 2016 as follows:

For the Twelve month period ended December 31, 2015:

	ADP COBRA/CHSA BUSINESS ABBREVIATED FINANCIAL STATEMENTS
	(in thousands)
	Audited for the Fiscal Year Ended June 30, 2015	Plus : Three Months Ended September 30, 2015	Plus : Three Months Ended December 31, 2015	Less: Six Months Ended December 31, 2014	Twelve Months Ended December 31, 2015
Revenues:
Total revenues	130,353	31,911	32,899	63,201	131,962

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	68,439	16,576	18,854	33,634	70,235
Technology and development	8,508	2,158	2,194	4,154	8,706
Sales, marketing, general and administrative	11,343	2,240	3,880	4,883	12,580
Amortization and change in contingent consideration	917	188	187	459	833
Employee termination and other charges	—	—	—	—	—

Total operating expenses	89,207	21,162	25,115	43,130	92,354

Income from operations	41,146	10,749	7,784	20,071	39,608
Other income (expense):	—	—	—	—	—
Interest income	—	—	—	—	—
Interest expense	—	—	—	—	—
Other income (expense)	—	—	—	—	—

Income before income taxes	41,146	10,749	7,784	20,071	39,608
Income tax provision	—	—	—	—	—

Net income	41,146	10,749	7,784	20,071	39,608

For the Nine month period ended September 30, 2016:

	ADP COBRA/CHSA ABBREVIATED FINANCIAL STATEMENTS
	(in thousands)
	Unaudited for the Three Months Ended September 30, 2016	Plus: Audited for the Fiscal Year Ended June 30, 2016	Less: Six Months Ended December 31, 2015	Nine Months Ended September 30, 2016
Revenues:
Total revenues	29,444	130,575	64,810	95,209

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	16,181	73,058	35,430	53,809
Technology and development	2,425	8,732	4,352	6,805
Sales, marketing, general and administrative	2,893	12,251	6,120	9,024
Amortization and change in contingent consideration	188	750	375	563
Employee termination and other charges	—	—	—	—

Total operating expenses	21,687	94,791	46,277	70,201

Income from operations	7,757	35,784	18,533	25,008
Other income (expense):
Interest income	—	—	—	—
Interest expense	—	—	—	—
Other income (expense)	—	—	—	—

Income before income taxes	7,757	35,784	18,533	25,008
Income tax provision	—	—	—	—

Net income	7,757	35,784	18,533	25,008

NOTE 3 – PURCHASE PRICE CONSIDERATION AND ALLOCATION

In accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), the acquisition was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase consideration, assets acquired and the liabilities assumed are measured at fair value as of the date of acquisition when control is obtained. The fair value of the consideration transferred and the assets acquired and liabilities assumed was determined by the Company and in doing so relied in part upon a third-party valuation report to estimate the fair value of the identifiable intangible assets acquired. The following table summarizes the fair value of total consideration transferred for the acquisition, the total fair value of net identifiable assets acquired and the goodwill recorded (in thousands):

Cash consideration	$235,000
Less: Fair value of net identifiable assets acquired	(94,700)

Goodwill	$140,300

Goodwill represents the excess of the purchase consideration over the fair value of the underlying net assets acquired and liabilities assumed.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the acquisition date. The estimated fair value of the identifiable assets acquired and liabilities assumed in the acquisition is based on management’s best estimates and valuation assumptions.

Estimate of the fair value of assets acquired and liabilities assumed as of November 28, 2016 (in thousands):

	Estimated Useful Life (in years)
Cash		$1,035
Accounts payable and accrued expenses		(1,035)
Intangible assets subject to amortization:
Customer relationships	10	93,900
Existing technology – CHSA	2	500
Existing technology – COBRA	2	300

Total estimated fair value of net identifiable assets acquired		$94,700

NOTE 4 – RECLASSIFICATIONS TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2016

The following reclassifications have been made in the presentation of the ADP COBRA/CHSA Business unaudited abbreviated balance sheet to conform to the condensed combined presentation of the Company:

•	$240 thousand from “Pension Assets” as of September 30, 2016 was reclassified to “Prepaid expenses and other current assets”.

•	$240 thousand from “Pension Liability” as of September 30, 2016 was reclassified to “Accounts payable and accrued expenses”.

NOTE 5 – PRO FORMA ADJUSTMENTS

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements (in thousands except per share amount):

Adjustments to the pro forma condensed combined balance sheet as of September 30, 2016:

(1)	Pro forma adjustments to reflect a reduction in cash and cash equivalents paid for the acquisition:

Cash consideration paid	$235,000

(2)	Pro forma adjustments to Net tangible assets:

Cash acquired	$1,035
Accounts payable and accrued expenses	(1,035)

Net tangible assets	$0

(3)	Pro forma adjustment to Goodwill:

Addition of acquired Goodwill	$140,300

(4)	Pro forma adjustments to Intangible assets, net:

Elimination of historical Intangible assets amount	$(2,687)
Addition of estimated fair value of acquired Intangible assets (see Note 3)	94,700

Intangible assets, net	$92,013

(5)	Pro forma adjustment to increase cash and cash equivalents and long-term debt:

Cash and cash equivalents and long-term debt	$169,900

Adjustments to the pro forma condensed statements of income:

(A) Pro forma adjustments to adjust the amortization of acquired intangible assets:

	Nine Months Ended	Year Ended
	September 30, 2016	December 31, 2015

Elimination of historical amortization of intangible assets	$(563)	$(833)
Addition of the Company’s acquired amortization of intangible asset	7,343	9,790

Total pro forma adjustments for amortization of acquired intangible assets	$6,780	$8,957

(B) Pro forma adjustment to eliminate non-recurring acquisition-related expenses:

	Nine Months Ended	Year Ended
	September 30, 2016	December 31, 2015
Non-recurring acquisition-related expenses	$114	$—

(C) Pro forma adjustment to adjust the interest expense related to long-term debt:

	Nine Months Ended	Year Ended
	September 30, 2016	December 31, 2015
Interest expense	$2,300	$3,075

(D) Pro forma adjustments to record the income tax provision impact of the pro forma adjustments (A) to (C) which have been calculated based on the statutory rate in effect during the periods for which the pro forma statements of income were presented (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2016	December 31, 2015
Total pro forma adjustments for income tax provision impact	$5,921	$10,916

(E) Pro forma net income per share for basic and diluted based on combined statements of income:

	Nine Months Ended	Year Ended
	September 30, 2016	December 31, 2015

Basic	$0.68	$1.11
Diluted	$0.67	$1.08

The pro forma condensed combined statements of income include revenues from a specific customer of ADP which exceed the level of revenues that the Company anticipates will be realized in the statement of income on a prospective basis.